Exhibit 99

For Release: August 7, 2009

Contact: Roger R Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI reports second quarter results

MURFREESBORO, Tenn. - National Health Investors, Inc. (NYSE:NHI) announced today its funds from operations (“FFO”) and net income for the three and six months ended June 30, 2009.

Second Quarter Highlights:

•

FFO increased from $16,716,000 to $17,326,000 or 3.7% compared to the same period in 2008

•

Net income increased from $14,793,000 to $15,415,000 or 4.2% compared to the same period in 2008

•

Invested $43.7 million in three skilled nursing facilities and a mortgage note receivable and committed to purchase a fourth skilled nursing facility in August 2009 for $15.8 million

FFO for the three months ended June 30, 2009 was $17,326,000 or $0.63 per basic and diluted common share compared to $16,716,000 or $0.60 per basic and diluted common share for the same period in 2008 an increase of 3.7%.  Net income for the three months ended June 30, 2009 was $15,415,000 or $0.55 per basic and diluted common share compared to net income of $14,793,000 or $0.53 per basic and diluted common share for the same period in 2008, an increase of 4.2%.

During the second quarter, NHI invested $39.8 million in the purchase of three skilled nursing facilities in Texas and committed to purchase a fourth facility for $15.8 million in August 2009, which it has done.  NHI also invested $3.9 million in a discounted mortgage note receivable.

FFO for the six months ended June 30, 2009 was $34,304,000 or $1.24 per basic and diluted common share compared to $32,041,000 or $1.15 per basic and diluted common share for the same period in 2008, an increase of 7.1%.  Net income for the six months ended June 30, 2009 was $30,464,000 or $1.10 per basic and diluted common share, compared to $28,192,000 or $1.02 per basic and $1.01 per diluted common share for the same period in 2008, an increase of 8.1%.

National Health Investors, Inc. is a real estate investment trust (REIT) that specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI.  Additional information including NHI's most recent press releases may be obtained on NHI's web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.

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Page 2 NHI’s Second Quarter 2009 Results

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenues:
Rental income	$ 13,487	$ 13,835	$ 27,516	$ 26,797
Mortgage interest income	2,590	2,417	4,503	4,814
	16,077	16,252	32,019	31,611
Expenses:
Interest expense	24	80	62	185
Depreciation	1,942	2,004	3,892	4,011
Amortization of loan costs	4	4	8	8
Legal expense	485	597	936	731
Franchise, excise and other taxes	139	194	414	417
General and administrative	1,257	341	2,845	1,788
Loan and realty losses (recoveries)	-	-	(640)	-
	3,851	3,220	7,517	7,140

Income Before Non-Operating Income	12,226	13,032	24,502	24,471
Non-operating income (investment interest and other)	1,700	1,785	3,872	3,763
Income From Continuing Operations	13,926	14,817	29,016	28,234

Discontinued Operations
Income from operations - discontinued	1,489	(24)	2,090	(42)

Net income	$ 15,415	$ 14,793	$ 30,464	$ 28,192

Weighted average common shares outstanding:
Basic	27,578,000	27,753,051	27,576,272	27,741,868
Diluted	27,592,050	27,777,291	27,587,139	27,781,858

Earnings per share:
Basic:
Income from continuing operations	$ 0.50	$ 0.53	$ 1.03	$ 1.02
Discontinued operations	0.05	-	0.07	-
Net income available to common stockholders	$ 0.55	$ 0.53	$ 1.10	$ 1.02

Diluted:
Income from continuing operations	$ 0.50	$ 0.53	$ 1.03	$ 1.01
Discontinued operations	0.05	-	0.07	-
Net income available to common stockholders	$ 0.55	$ 0.53	$ 1.10	$ 1.01

Funds from operations	$ 17,326	$ 16,716	$ 34,304	$ 32,041

Funds from operations per common share
Basic	$ 0.63	$ 0.60	$ 1.24	$ 1.15
Diluted	$ 0.63	$ 0.60	$ 1.24	$ 1.15

Quarterly dividend declared per common share	$ 0.55	$ 0.55	$ 1.10	$ 1.10

In accordance with Statement of Financial Accounting Standard No. 144, the results of operations for facilities sold, including the gain or loss on such sales, have been reported in the current and prior periods as discontinued operations.

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Page 3 NHI’s Second Quarter 2009 Results

Selected Balance Sheet Data
(in thousands)
	June 30, 2009	December 31, 2008
Real estate properties, net	$ 217,956	$ 181,332
Mortgages receivable, net	105,745	108,640
Preferred stock investment, at cost	38,132	38,132
Cash and cash equivalents	65,254	100,242
Marketable securities	23,726	26,594
Bonds payable	2,762	3,987
Stockholders' equity	430,424	429,615

Reconciliation of Funds From Operations (1)(2)

The following table reconciles net income to funds from operations available to common stockholders:
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net income	$ 15,415	$ 14,793	$ 30,464	$ 28,192
Elimination of non-cash items in net income:
Real estate depreciation	1,911	1,910	3,840	3,823
Real estate depreciation in discontinued operations	-	13	-	26

Funds from operations	$ 17,326	$ 16,716	$ 34,304	$ 32,041

Basic funds from operations per share	$ 0.63	$ 0.60	$ 1.24	$ 1.15
Diluted funds from operations per share	$ 0.63	$ 0.60	$ 1.24	$ 1.15

Shares for basic funds from operations per share	27,578,000	27,753,051	27,576,272	27,741,868
Shares for diluted funds from operations per share	27,592,050	27,777,291	27,587,139	27,781,858

(1) Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  FFO does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Our computations above are intended to comply with the SEC’s interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO.  The SEC’s position is that recurring impairments on real property are not an appropriate adjustment.

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Page 4 NHI’s Second Quarter 2009 Results

National Health Investors, Inc.
Investments in Real Estate (excluding corporate office) and Mortgage Notes Receivable
June 30, 2009

Portfolio Statistics		Investment
	Properties	Percentage	Investment
Real Estate Properties	75	67.3%	$ 217,166,000
Mortgages and Notes Receivables	50	32.7%	105,745,000
Total Real Estate Portfolio	121	100.0%	$ 322,911,000

Real Estate Properties	Properties	Beds	Investment
Long Term Care Centers	52	7,158	$ 139,450,000
Assisted Living Facilities	14	1,141	55,280,000
Medical Office Buildings	4	124,427 sq.ft.	8,938,000
Independent Living Facilities	4	456	7,354,000
Hospitals	1	55	6,144,000
Total Real Estate Properties	75		$ 217,166,000

Mortgage Notes Receivables	Properties	Beds	Investment
Long Term Care Centers	32	3,481	$ 98,193,000
Assisted Living	1	70	$ 3,911,000
Developmentally Disabled	17	108	3,641,000
Total Mortgage Notes Receivable	50	3,659	105,745,000
Total Real Estate Portfolio	125		$ 322,911,000

Summary of Facilities by Type:
		Investment
	Properties	Percentage	Investment
Long Term Care Centers	84	73.6%	$ 237,643,000
Assisted Living Facilities	15	18.3%	59,191,000
Medical Office Buildings	4	2.8%	8,938,000
Independent Living Facilities	4	2.3%	7,354,000
Hospitals	1	1.9%	6,144,000
Developmentally Disabled	17	1.1%	3,641,000
Total Real Estate Portfolio	125	100.0%	$ 322,911,000

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Page 5 NHI’s Second Quarter 2009 Results

Portfolio by Operator Type
		Investment
	Properties	Percentage	Investment
Public	65	27.9%	$ 90,356,000
Regional	51	62.7%	202,351,000
Small Operator	9	9.4%	30,204,000
	125	100.0%	$ 322,911,000

Public Operators
		Investment
	Investment	Percentage
National HealthCare Corp.	$ 55,269,000	17.0%
Sunrise Senior Living, Inc.	12,122,000	3.8%
Community Health Systems, Inc.	11,520,000	3.6%
Sun Healthcare Group, Inc.	7,804,000	2.4%
Res-Care, Inc.	3,641,000	1.1%
Total Public Operators	$ 90,356,000	27.9%

National Health Investors, Inc. Summary of Facilities by State June 30. 2009

									Percent
		Asst.		Independent		Dev.		Investment	Total
	LTC	Living	MOB	Living	Hospitals	Disab.	Total	Amount	Portfolio
Texas	11	-	2	-	-	-	13	$ 86,426,000	26.8%
Florida	11	4	1	-	-	14	30	70,372,000	21.8%
Tennessee	20	3	-	2	-	3	28	25,287,000	7.8%
Missouri	8	-	-	1	-	-	9	19,977,000	6.2%
Arizona	1	4	-	-	-	-	5	16,644,000	5.1%
Virginia	7	-	-	-	-	-	7	15,989,000	4.9%
Massachusetts	4	-	-	-	-	-	4	13,939,000	4.3%
Kansas	5	-	-	-	-	-	5	13,297,000	4.1%
New Jersey	-	1	-	-	-	-	1	12,122,000	3.8%
South Carolina	4	1	-	-	-	-	5	10,335,000	3.2%
New Hampshire	3	-	-	-	-	-	3	8,463,000	2.6%
Georgia	5	-	-	-	-	-	5	7,282,000	2.3%
Kentucky	2	-	-	-	1	-	3	6,959,000	2.2%
Idaho	1	-	-	1	-	-	2	4,740,000	1.5%
Pennsylvania	-	1	-	-	-	-	1	4,020,000	1.2%
Minnesota	-	1	-	-	-	-	1	3,911,000	1.2%
Alabama	2	-	-	-	-	-	2	1,810,000	0.6%
Illinois	-	-	1	-	-	-	1	1,338,000	0.4%
	84	15	4	4	1	17	125	$ 322,911,000	100.0%